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                                                        EXHIBIT 1



                              PROMISSORY NOTE
                              ---------------

     $500,000
     --------

           FOR VALUE RECEIVED, CST Entertainment, Inc., CST Featurizations, Inc. and CST Computoons, Inc. (collectively, "Makers"), hereby promise to pay to the order of M & A Investments, Inc., a Delaware corporation ("M&A"), at 1220 Senlac Drive, Carrollton,
     Texas 75006, or at such other address as the holder hereof advises in writing from time to time, the principal sum of $500,000 together with interest thereon, as hereinafter described.

           The principal of this Note from day to day unpaid shall bear interest at a rate of twelve and one-half percent (12.5%) per annum and such interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and on actual days elapsed.

          The principal of this Note and all accrued interest shall be due and payable on November 1, 1995. Any payments of principal and interest due hereunder which are not paid when due, and other amounts which may be owed by Makers hereunder, including without limitation attorneys' fees and expenses, shall bear interest at the lesser of (a) the highest lawful rate or (b) the rate of eighteen percent (18%) per annum. The provisions of this paragraph shall not be construed as waiving the right of the holder hereof to punctual payment of principal or interest, or any part thereof, when due hereunder.

          Subject to M&A's right to convert this note, Makers may prepay all or any part of the principal or accrued interest at any time and from time to time, without premium or penalty. All partial prepayments shall be applied first to accrued and unpaid interest and then to principal.

          The holder hereof may declare the entire unpaid principal of and accrued interest on this Note immediately due and payable, without notice, demand, or presentment, foreclose any liens or security interests securing all or any part hereof, offset against this Note any sum or sums owed by the holder hereof to Makers, or exercise any other right or remedy to which the holder hereof may be entitled by agreement, at law, or in equity, if
     (a) Makers fail or refuse to pay any part of the principal or accrued interest when due, (b) a default should occur under this Note or under any agreement, document, or instrument securing or assuring payment of any part hereof or executed in connection herewith, or (c) any of the Makers shall become insolvent, fail to pay Maker's debts generally as they become due, or voluntarily or involuntarily be made the subject of any proceeding provided for by any bankruptcy or similar debtor relief laws. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof or exercise of any other such right or remedy.

          If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Makers agree to pay all court costs, reasonable attorneys' fees, and other costs of collection of the holder hereof.

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          Any provision herein, or in any document or agreement
     securing this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, no holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited so that any holder hereof shall be paid as interest a sum greater than the maximum amount permitted by applicable law to be charged to the person, firm, or corporation primarily obligated to pay this Note at the time in question. If any construction of this Note, any document or agreement securing this Note, or in any and all other papers, agreements, or commitments indicates a different right given to holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note and all other instruments securing the payment of this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event any holder hereof ever receives, collects, or applies as interest any sum in excess of the maximum legal rate, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Makers.
     In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Makers and holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the holder hereof shall refund to Makers the amount of such excess or credit the amount against the principal balance of this Note at the time in question.

          Each of the Makers and any endorser, surety and guarantor hereby waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, and all other notices as to this Note and diligence in collection as to each and every payment due hereunder, and agrees that without any notice the holder hereof may take additional security herefor or may release any or all security herefor, or alone, or together with any present or future owner or owners of any property covered by any instrument or agreement given to secure this Note, may from time to time extend, renew or otherwise modify the date or dates or amount or amounts of payment above recited, or the holder hereof may from time to time release any part or parts of the property and interests securing this Note, with or without consideration, and that in any such case, each of the Makers and any endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the unpaid balance of the indebtedness evidenced hereby, as so additionally secured, extended, renewed, or modified, notwithstanding any such release.

          All of the obligations contained herein shall be considered the joint and several obligations of each of the Makers and any endorser, surety and guarantor hereof.








     NYFS05...:\35\64935\0001\6678\NOTE
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          This Note shall be secured by certain collateral more fully described in a Security Agreement executed by Makers and delivered to M&A, and is convertible into Common Stock of CST Entertainment, Inc. pursuant to the Letter Agreement of even date herewith executed by Makers and M&A.

          Makers shall deliver to the holder hereof such financial and operating statements as may be requested from time to time, and in such form as is reasonably acceptable to such holder.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA FOR ALL PURPOSES,
     EXCLUDING THAT BODY OF LAW RELATING TO CONFLICT OF LAWS.

          This Note is executed as of July 19, 1995.

                         MAKERS:   CST ENTERTAINMENT, INC.
                                   5901 Green Valley Circle, Suite 400
                                   Culver City, California  90230

                                   By:
                                      ---------------------------------

                                   Name:
                                        -------------------------------

                                   Title:
                                         ------------------------------

                                   CST FEATURIZATIONS, INC.
                                   5901 Green Valley Circle, Suite 400
                                   Culver City, California  90230

                                   By:
                                      ---------------------------------

                                   Name:
                                        -------------------------------

                                   Title:
                                         ------------------------------

                                   CST COMPUTOONS, INC.
                                   5901 Green Valley Circle, Suite 400
                                   Culver City, California  90230

                                   By:
                                      ---------------------------------

                                   Name:
                                        -------------------------------

                                   Title:
                                         ------------------------------